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                                                                    Exhibit 23.1






                         Consent of Independent Auditors


We agree to the inclusion in this Form 10-KSB of our report, dated January 29, 1998, on our audit of the consolidated financial statements of Big Lake Financial Corporation and Subsidiaries.




STEVENS, THOMAS, SCHEMER & SPARKS, P.A.
Jacksonville, Florida
March 17, 1998